Exhibit 99.1

FOR IMMEDIATE RELEASE:
January 19, 2023

M&T BANK CORPORATION ANNOUNCES FOURTH QUARTER AND FULL-YEAR RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the full year and quarter ended December 31, 2022.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $4.29 in the fourth quarter of 2022, up from $3.37 in the year-earlier quarter and $3.53 in the third quarter of 2022. GAAP-basis net income was $765 million in the recent quarter, $458 million in the fourth quarter of 2021 and $647 million in the third 2022 quarter. GAAP-basis net income expressed as an annualized rate of return on average assets was 1.53% in the fourth quarter of 2022, improved from 1.15% in the corresponding 2021 period and 1.28% in the third quarter of 2022. That net income produced a return on average common shareholders' equity of 12.59% in the recent quarter, 10.91% in the similar 2021 period and 10.43% in the third quarter of 2022. The results reflect non-operating merger-related expenses associated with the acquisition of People's United Financial, Inc. ("People's United") of $45 million ($33 million after-tax effect, or $.20 of diluted earnings per common share) in the recent quarter, compared with $21 million ($16 million after-tax effect, or $.12 of diluted earnings per common share) in the year-earlier quarter and $53 million ($39 million after-tax effect, or $.22 of diluted earnings per share) in the third quarter of 2022.

The recent quarter's results reflect two noteworthy items. In the fourth quarter of 2022, M&T sold its retail insurance subsidiary, M&T Insurance Agency, Inc. ("MTIA"), to Arthur J. Gallagher & Co. The sale resulted in a gain of $136 million. Also during the fourth quarter of 2022, M&T made a $135 million tax-deductible contribution to The M&T Charitable Foundation.

Darren J. King, Chief Financial Officer, commenting on M&T’s results noted, "We are extremely pleased with our results, both in the fourth quarter as well as full year 2022. Diluted net operating earnings per share increased in each quarter following our acquisition of People's United, including by 19% in the fourth quarter. The integration of the acquired franchise, expansion of the net interest margin and solid growth in commercial loan balances position M&T to continue its strong performance into 2023."

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M&T BANK CORPORATION

Earnings Highlights

				Change 4Q22 vs.
($ in millions, except per share data)	4Q22	4Q21	3Q22	4Q21	3Q22

Net income	$765	$458	$647	67%	18%
Net income available to common shareholders ̶ diluted	$739	$434	$621	70%	19%
Diluted earnings per common share	$4.29	$3.37	$3.53	27%	22%
Annualized return on average assets	1.53%	1.15%	1.28%
Annualized return on average common equity	12.59%	10.91%	10.43%

For the year ended December 31, 2022, diluted earnings per common share were $11.53, compared with $13.80 in 2021. GAAP-basis net income was $1.99 billion and $1.86 billion in 2022 and 2021, respectively. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in 2022 was 1.05% and 8.67%, respectively, compared with 1.22% and 11.54%, respectively, in 2021. Merger-related expenses in 2022 were $580 million ($432 million after tax-effect, or $2.63 of diluted earnings per common share), compared with $44 million ($34 million after-tax effect, or $.25 of diluted earnings per common share) in the prior year.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.

Merger-related expenses generally consist of professional services, temporary help fees and other costs associated with actual or planned conversions of systems and/or integration of operations and the introduction of M&T to its new customers, costs related to terminations of existing contractual arrangements to purchase various services, severance, travel costs and, in the second quarter of 2022, an initial provision for credit losses of $242 million on loans not deemed to be purchased credit deteriorated ("PCD") on the April 1, 2022 acquisition date of People's United. GAAP requires that acquired loans be recorded at estimated fair value, which includes the use of interest rate and expected credit loss assumptions to forecast estimated cash flows. GAAP also provides that an allowance for credit losses on loans acquired, but not classified as PCD also be recognized. Given the requirement to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that initial provision to be a merger-related expense. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results. The amounts of merger-related expenses in 2022 and 2021 are presented in the tables that accompany this release.

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Diluted net operating earnings per common share were $4.57 in the fourth quarter of 2022, improved from $3.50 in the year-earlier quarter and $3.83 in the third quarter of 2022. Net operating income aggregated $812 million in the recent quarter, $475 million in the fourth quarter of 2021 and $700 million in 2022’s third quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the fourth quarter of 2022 was 1.70% and 21.29%, respectively, 1.23% and 15.98%, respectively, in the similar quarter of 2021 and 1.44% and 17.89%, respectively, in the third quarter of 2022.

Diluted net operating earnings per common share for the year ended December 31, 2022 totaled $14.42, compared with $14.11 in 2021. Net operating income in 2022 was $2.47 billion, up from $1.90 billion in 2021. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.35% and 16.70%, respectively, in 2022, compared with 1.28% and 16.80%, respectively, in 2021.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $1.84 billion in the recent quarter, up from $937 million in the fourth quarter of 2021 and $1.69 billion in the third quarter of 2022. The increase compared with the earlier quarters reflects a higher net interest margin and, additionally, when compared with the 2021's fourth quarter, the impact of earning assets associated with the acquisition of People’s United. Average earning assets totaled $179.9 billion in the recent quarter, compared with $144.4 billion in the fourth quarter of 2021 and $182.4 billion in the third quarter of 2022. Average loans outstanding were $129.4 billion in the fourth quarter of 2022, up from $93.3 billion in the year earlier quarter and $127.5 billion in the third quarter of 2022. Reflecting the impact of rising interest rates, the net interest margin increased to 4.06% in the fourth quarter of 2022 from 2.58% in the corresponding quarter of 2021 and 3.68% in the third quarter of 2022. Taxable-equivalent net interest income rose to $5.86 billion in 2022, compared with $3.84 billion in 2021. Average loans outstanding were $119.3 billion for the year ended December 31, 2022, compared with $96.6 billion in 2021. Taxable-equivalent net interest income and average loans outstanding in 2022 reflect three quarters of additional earning assets, including loans, obtained in the acquisition of People's United. Reflecting actions taken by the Federal Reserve to increase interest rates in the recent year, the net interest margin increased 63 basis points to 3.39% in 2022 from 2.76% in 2021.

Taxable-equivalent Net Interest Income

				Change 4Q22 vs.
($ in millions)	4Q22	4Q21	3Q22	4Q21	3Q22

Average earning assets	$179,914	$144,420	$182,382	25%	-1%
Net interest income ̶ taxable-equivalent	$1,841	$937	$1,691	96%	9%
Net interest margin	4.06%	2.58%	3.68%

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Provision for Credit Losses/Asset Quality. The provision for credit losses was $90 million in the fourth quarter of 2022 and $115 million in the third quarter of 2022, compared with a $15 million recapture of provision in the fourth quarter of 2021. The provision for credit losses was $517 million for the year ended December 31, 2022, compared with a $75 million recapture of provision in 2021. As previously described, included in the second quarter of 2022 was the $242 million provision, recorded in accordance with GAAP, related to loans obtained in the People’s United acquisition that were considered non-PCD. In addition to that merger-related provision, M&T recorded a provision for credit losses of $275 million in 2022. Net loan charge-offs were $40 million in the fourth quarter of 2022, $31 million in the fourth quarter of 2021 and $63 million in 2022’s third quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .12% and .13% in the fourth quarters of 2022 and 2021, respectively, and .20% in the third quarter of 2022. Net loan charge-offs during all of 2022 and 2021 aggregated $160 million and $192 million, respectively, representing .13% and .20%, respectively, of average loans outstanding.

Loans classified as nonaccrual totaled $2.44 billion at December 31, 2022, $2.43 billion at September 30, 2022 and $2.06 billion at December 31, 2021. The balance of nonaccrual loans at the end of the two most recent quarters as compared with December 31, 2021 reflects loans obtained in the acquisition of People’s United. Nonaccrual loans as a percentage of total loans were 1.85% at December 31, 2022, improved from 2.22% a year earlier and 1.89% at September 30, 2022. Assets taken in foreclosure of defaulted loans were $41 million at December 31, 2022, $24 million at December 31, 2021 and $37 million at September 30, 2022.

Allowance for Credit Losses. M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions for purposes of determining the adequacy of the allowance for credit losses. As a result of those procedures and reflecting the impact of loan growth, the allowance for credit losses totaled $1.93 billion or 1.46% of loans outstanding at December 31, 2022 compared with $1.47 billion or 1.58% of loans outstanding at December 31, 2021 and $1.88 billion or 1.46% at September 30, 2022. The acquisition of People’s United loans and leases resulted in a $341 million increase in the allowance for credit losses as of April 1, 2022, including $99 million related to PCD loans and $242 million related to non-PCD loans. Including the impact of the acquisition, M&T’s allowance for credit losses was $1.81 billion on April 1, 2022, or 1.42% of then outstanding loans.

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Asset Quality Metrics
				Change 4Q22 vs.
($ in millions)	4Q22	4Q21	3Q22	4Q21	3Q22

At end of quarter
Nonaccrual loans	$2,439	$2,060	$2,429	18%	—
Real estate and other foreclosed assets	$41	$24	$37	73%	12%
Total nonperforming assets	$2,480	$2,084	$2,466	19%	1%
Accruing loans past due 90 days or more (1)	$491	$963	$477	-49%	3%
Nonaccrual loans as % of loans outstanding	1.85%	2.22%	1.89%

Allowance for credit losses	$1,925	$1,469	$1,876	31%	3%
Allowance for credit losses as % of loans outstanding	1.46%	1.58%	1.46%

For the period
Provision for credit losses	$90	$(15)	$115	—	-22%
Net charge-offs	$40	$31	$63	31%	-36%
Net charge-offs as % of average loans (annualized)	.12%	.13%	.20%

(1)
Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense. Noninterest income totaled $682 million in the fourth quarter of 2022, compared with $579 million in the year-earlier quarter. The increase reflects the impact of acquired operations from People's United (predominantly increases in trust income, credit-related fees and service charges on deposit accounts, net of conversion-related fee waivers) and higher trust income from legacy operations, as well as the $136 million gain recorded on the sale of MTIA. Those increases were partially offset by a decline in mortgage banking revenues resulting from lower volumes of residential and commercial mortgage loans originated for sale, lower income recorded from M&T's investment in Bayview Lending Group, and a planned reduction of insufficient funds fees reflected in service charges on deposit accounts. Noninterest income was $563 million in 2022’s third quarter. The comparative increase in the recent quarter was driven by the $136 million gain recorded on the sale of MTIA and higher trust income, partially offset by lower service charges on deposit accounts, credit-related fees, bank owned life insurance income and MTIA-related insurance revenues.

Noninterest Income

				Change 4Q22 vs.
($ in millions)	4Q22	4Q21	3Q22	4Q21	3Q22

Mortgage banking revenues	$82	$139	$83	-41%	-2%
Service charges on deposit accounts	106	105	115	—	-8%
Trust income	195	169	187	15%	4%
Brokerage services income	22	19	21	19%	7%
Trading account and non-hedging derivative gains	14	6	5	133%	176%
Gain (loss) on bank investment securities	(4)	2	(1)	—	—
Other revenues from operations	267	139	153	92%	74%
Total	$682	$579	$563	18%	21%

Noninterest income rose to $2.36 billion in 2022 from $2.17 billion in 2021. Acquired operations associated with the People's United acquisition (predominantly increases reflected in trust income, service charges on deposit accounts and other revenues from operations, including credit-related fees), the $136 million gain on sale of MTIA, and trust income from legacy operations were most impactful to the higher levels of noninterest

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income in 2022. Those increases were partially offset by lower mortgage banking revenues and the planned reduction of fees reflected in service charges on deposit accounts.

In December 2022, Wilmington Trust National Association (a subsidiary of M&T) announced the sale of its Collective Investment Trust business to a private equity firm. That sale is expected to close in the first half of 2023. Trust income associated with this business totaled approximately $165 million and $151 million in 2022 and 2021, respectively. After considering expenses, the results of operations of that business were not material to M&T's net income in either year.

Noninterest expense totaled $1.41 billion in the fourth quarter of 2022, compared with $928 million in the similar quarter of 2021 and $1.28 billion in the third quarter of 2022. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $1.35 billion in the recent quarter, $904 million in the fourth quarter of 2021 and $1.21 billion in 2022’s third quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was predominantly due to the impact of operations obtained in the People’s United acquisition and the $135 million contribution to The M&T Charitable Foundation. The charitable contribution was the largest factor contributing to higher operating expenses in 2022's fourth quarter as compared with 2022's third quarter. Higher expenses in the recent quarter as compared with the third quarter of 2022 for equipment and net occupancy, outside data processing and software and a seasonal increase in advertising and promotional spending were offset by a decline in salaries and employee benefits expenses, reflecting lower employee staffing levels following the conversion of People's United's operating systems with those of M&T and one less pay day in the fourth quarter.

Noninterest Expense

				Change 4Q22 vs.
($ in millions)	4Q22	4Q21	3Q22	4Q21	3Q22

Salaries and employee benefits	$697	$515	$736	35%	-5%
Equipment and net occupancy	137	83	127	65%	8%
Outside data processing and software	108	79	95	37%	13%
FDIC assessments	24	19	28	27%	-15%
Advertising and marketing	32	21	21	54%	53%
Printing, postage and supplies	15	8	15	85%	2%
Amortization of core deposit and other intangible assets	18	2	18	801%	-4%
Other costs of operations	377	201	239	88%	58%
Total	$1,408	$928	$1,279	52%	10%

For the year ended December 31, 2022, noninterest expense was $5.05 billion compared with $3.61 billion in 2021. Noninterest operating expenses aggregated $4.66 billion in 2022 and $3.56 billion in 2021. The higher level of operating expenses in 2022 was predominantly the result of the acquisition of People's United, as well as higher salaries and employee benefits expense reflecting increased staffing levels, merit increases and incentive compensation, and increased contributions to The M&T Charitable Foundation.

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The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T's efficiency ratio was 53.3% in the fourth quarter of 2022, 59.7% in the year-earlier quarter and 53.6% in the third quarter of 2022. The efficiency ratio for the full-year 2022 was 56.6%, compared with 59.0% in 2021.

Balance Sheet. M&T had total assets of $200.7 billion at December 31, 2022, compared with $155.1 billion and $198.0 billion at December 31, 2021 and September 30, 2022, respectively. Loans and leases, net of unearned discount, were $131.6 billion at December 31, 2022, compared with $92.9 billion at December 31, 2021 and $128.2 billion at September 30, 2022. The higher level of loans and leases at the recent quarter-end and September 30, 2022 as compared with December 31, 2021 is largely a reflection of balances associated with the acquisition of People’s United. Also reflective of that acquisition, total deposits were $163.5 billion at the recent quarter-end and $163.8 billion at September 30, 2022, compared with $131.5 billion at December 31, 2021.

Total shareholders' equity was $25.3 billion or 12.61% of total assets at December 31, 2022, $17.9 billion or 11.54% at December 31, 2021 and $25.3 billion or 12.76% at September 30, 2022. Common shareholders' equity was $23.3 billion, or $137.68 per share, at December 31, 2022, compared with $16.2 billion, or $125.51 per share, a year-earlier and $23.2 billion, or $134.45 per share, at September 30, 2022. Tangible equity per common share was $86.59 at December 31, 2022, $89.80 at December 31, 2021 and $84.28 at September 30, 2022. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.4% at December 31, 2022, compared with 10.7% three months earlier and 11.4% at December 31, 2021.

In accordance with its capital plan, M&T repurchased 3,664,887 shares of its common stock during the recent quarter at an average cost per share of $163.72 resulting in a total cost of $600 million compared with 3,282,449 shares at an average cost per share of $182.79 and total cost of $600 million in the previous three months. M&T repurchased a total of 10,453,282 shares at an average cost per share of $172.19 and total cost of $1.8 billion in 2022. No share repurchases occurred in 2021. Common shares issued in conjunction with the acquisition of People's United on April 1, 2022 totaled 50,325,004.

Conference Call. Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 225-9448. International participants, using any applicable international calling codes, may dial (203) 518-9708. Callers should reference M&T Bank Corporation or the conference ID #MTBQ422. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday January 26, 2023 by calling (800) 283-8486, or (402) 220-0869 for international

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participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T. M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

M&T was recognized as one of the Best Places to Work for Disability Inclusion for the fourth consecutive year by the American Association of People with Disabilities ("AADP") and Disability:IN, a nonprofit resource for businesspeople with disabilities. M&T earned the top score in the 2022 Disability Equality Index ("DEI"), a benchmarking report developed by the AAPD and Disability:IN to help businesses identify steps they can take to achieve disability inclusion and equality in their workplaces.

M&T Bank launched a second Multicultural Small Business Innovation Lab in Buffalo, New York following its success in Bridgeport, Connecticut and Harrisburg, Pennsylvania earlier in the year. The seven-week program is designed to help local multicultural business owners thrive, grow and pursue new ideas by providing guidance and skills to expand and operate their businesses. It is part of M&T Bank's mission to build a culturally fluent bank that understands the needs of the communities it serves and provide the resources to address those needs. Similar programs will be launched in New York City and Baltimore, Maryland in the first half of 2023.

Forward-Looking Statements. This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of events or factors specific to the Company and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Statements regarding M&T's expectations or predictions regarding the acquisition of People's United are also forward-looking statements, including statements regarding the expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("future factors") which are

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difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Examples of future factors include: the impact of the People's United acquisition; economic conditions including inflation and market volatility; the impact of international conflicts or other events; the impact of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulations affecting the financial services industry or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2022	2021	Change	2022	2021	Change
Performance
Net income	$765,371	457,968	67%	$1,991,663	1,858,746	7%
Net income available to common shareholders	739,126	434,171	70%	1,891,480	1,776,987	6%
Per common share:
Basic earnings	$4.32	3.37	28%	$11.59	13.81	-16%
Diluted earnings	4.29	3.37	27%	11.53	13.80	-16%
Cash dividends	$1.20	1.20	—	$4.80	4.50	7%
Common shares outstanding:
Average - diluted (1)	172,149	128,888	34%	164,030	128,812	27%
Period end (2)	169,285	128,705	32%	169,285	128,705	32%
Return on (annualized):
Average total assets	1.53%	1.15%		1.05%	1.22%
Average common shareholders' equity	12.59%	10.91%		8.67%	11.54%
Taxable-equivalent net interest income	$1,840,759	937,356	96%	$5,861,128	3,839,509	53%
Yield on average earning assets	4.60%	2.64%		3.64%	2.84%
Cost of interest-bearing liabilities	.98%	.12%		.45%	.14%
Net interest spread	3.62%	2.52%		3.19%	2.70%
Contribution of interest-free funds	.44%	.06%		.20%	.06%
Net interest margin	4.06%	2.58%		3.39%	2.76%
Net charge-offs to average total net loans (annualized)	.12%	.13%		.13%	.20%
Net operating results (3)
Net operating income	$812,359	475,477	71%	$2,466,010	1,899,838	30%
Diluted net operating earnings per common share	4.57	3.50	31%	14.42	14.11	2%
Return on (annualized):
Average tangible assets	1.70%	1.23%		1.35%	1.28%
Average tangible common equity	21.29%	15.98%		16.70%	16.80%
Efficiency ratio	53.3%	59.7%		56.6%	59.0%

	At December 31
Loan quality	2022	2021	Change
Nonaccrual loans	$2,438,435	2,060,083	18%
Real estate and other foreclosed assets	41,375	23,901	73%
Total nonperforming assets	$2,479,810	2,083,984	19%
Accruing loans past due 90 days or more (4)	$491,018	963,399	-49%
Government guaranteed loans included in totals above:
Nonaccrual loans	$43,536	51,429	-15%
Accruing loans past due 90 days or more	363,409	927,788	-61%
Renegotiated loans	$422,186	230,408	83%
Nonaccrual loans to total net loans	1.85%	2.22%
Allowance for credit losses to total loans	1.46%	1.58%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4) Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2022	2022	2022	2022	2021
Performance
Net income	$765,371	646,596	217,522	362,174	457,968
Net income available to common shareholders	739,126	620,554	192,236	339,590	434,171
Per common share:
Basic earnings	$4.32	3.55	1.08	2.63	3.37
Diluted earnings	4.29	3.53	1.08	2.62	3.37
Cash dividends	$1.20	1.20	1.20	1.20	1.20
Common shares outstanding:
Average - diluted (1)	172,149	175,682	178,277	129,416	128,888
Period end (2)	169,285	172,900	175,969	129,080	128,705
Return on (annualized):
Average total assets	1.53%	1.28%	.42%	.97%	1.15%
Average common shareholders' equity	12.59%	10.43%	3.21%	8.55%	10.91%
Taxable-equivalent net interest income	$1,840,759	1,690,518	1,422,443	907,408	937,356
Yield on average earning assets	4.60%	3.90%	3.12%	2.72%	2.64%
Cost of interest-bearing liabilities	.98%	.41%	.20%	.13%	.12%
Net interest spread	3.62%	3.49%	2.92%	2.59%	2.52%
Contribution of interest-free funds	.44%	.19%	.09%	.06%	.06%
Net interest margin	4.06%	3.68%	3.01%	2.65%	2.58%
Net charge-offs to average total net loans (annualized)	.12%	.20%	.16%	.03%	.13%
Net operating results (3)
Net operating income	$812,359	700,030	577,622	375,999	475,477
Diluted net operating earnings per common share	4.57	3.83	3.10	2.73	3.50
Return on (annualized):
Average tangible assets	1.70%	1.44%	1.16%	1.04%	1.23%
Average tangible common equity	21.29%	17.89%	14.41%	12.44%	15.98%
Efficiency ratio	53.3%	53.6%	58.3%	64.9%	59.7%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2022	2022	2022	2022	2021
Nonaccrual loans	$2,438,435	2,429,326	2,633,005	2,134,231	2,060,083
Real estate and other foreclosed assets	41,375	37,031	28,692	23,524	23,901
Total nonperforming assets	$2,479,810	2,466,357	2,661,697	2,157,755	2,083,984
Accruing loans past due 90 days or more (4)	$491,018	476,503	523,662	776,751	963,399
Government guaranteed loans included in totals above:
Nonaccrual loans	$43,536	44,797	46,937	46,151	51,429
Accruing loans past due 90 days or more	363,409	423,371	467,834	689,831	927,788
Renegotiated loans	$422,186	356,797	276,584	242,108	230,408
Nonaccrual loans to total net loans	1.85%	1.89%	2.05%	2.32%	2.22%
Allowance for credit losses to total loans	1.46%	1.46%	1.42%	1.60%	1.58%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4) Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2022	2021	Change	2022	2021	Change
Interest income	$2,072,209	958,518	116%	$6,247,120	3,938,784	59%
Interest expense	244,835	24,725	890	425,164	114,006	273
Net interest income	1,827,374	933,793	96	5,821,956	3,824,778	52
Provision for credit losses	90,000	(15,000)	—	517,000	(75,000)	—
Net interest income after provision for credit losses	1,737,374	948,793	83	5,304,956	3,899,778	36
Other income
Mortgage banking revenues	81,521	139,267	-41	356,636	571,329	-38
Service charges on deposit accounts	105,714	105,392	—	446,604	402,113	11
Trust income	194,843	168,827	15	740,717	644,716	15
Brokerage services income	22,463	18,923	19	87,877	62,791	40
Trading account and non-hedging derivative gains	14,043	6,027	133	26,786	24,376	10
Gain (loss) on bank investment securities	(3,773)	1,426	—	(5,686)	(21,220)	—
Other revenues from operations	266,726	138,775	92	703,669	482,889	46
Total other income	681,537	578,637	18	2,356,603	2,166,994	9
Other expense
Salaries and employee benefits	697,276	515,043	35	2,787,351	2,045,677	36
Equipment and net occupancy	136,732	82,641	65	474,316	326,698	45
Outside data processing and software	107,886	78,814	37	376,493	291,839	29
FDIC assessments	24,008	18,830	27	90,274	69,704	30
Advertising and marketing	32,691	21,228	54	90,748	64,428	41
Printing, postage and supplies	15,082	8,140	85	55,570	36,507	52
Amortization of core deposit and other intangible assets	17,600	1,954	801	55,624	10,167	447
Other costs of operations	377,013	200,850	88	1,120,060	766,603	46
Total other expense	1,408,288	927,500	52	5,050,436	3,611,623	40
Income before income taxes	1,010,623	599,930	68	2,611,123	2,455,149	6
Applicable income taxes	245,252	141,962	73	619,460	596,403	4
Net income	$765,371	457,968	67%	$1,991,663	1,858,746	7%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2022	2022	2022	2022	2021
Interest income	$2,072,209	1,781,513	1,465,142	928,256	958,518
Interest expense	244,835	102,822	53,425	24,082	24,725
Net interest income	1,827,374	1,678,691	1,411,717	904,174	933,793
Provision for credit losses	90,000	115,000	302,000	10,000	(15,000)
Net interest income after provision for credit losses	1,737,374	1,563,691	1,109,717	894,174	948,793
Other income
Mortgage banking revenues	81,521	83,041	82,926	109,148	139,267
Service charges on deposit accounts	105,714	115,213	124,170	101,507	105,392
Trust income	194,843	186,577	190,084	169,213	168,827
Brokerage services income	22,463	21,086	24,138	20,190	18,923
Trading account and non-hedging derivative gains	14,043	5,081	2,293	5,369	6,027
Gain (loss) on bank investment securities	(3,773)	(1,108)	(62)	(743)	1,426
Other revenues from operations	266,726	153,189	147,551	136,203	138,775
Total other income	681,537	563,079	571,100	540,887	578,637
Other expense
Salaries and employee benefits	697,276	736,354	776,201	577,520	515,043
Equipment and net occupancy	136,732	127,117	124,655	85,812	82,641
Outside data processing and software	107,886	95,068	93,820	79,719	78,814
FDIC assessments	24,008	28,105	22,585	15,576	18,830
Advertising and marketing	32,691	21,398	20,635	16,024	21,228
Printing, postage and supplies	15,082	14,768	15,570	10,150	8,140
Amortization of core deposit and other intangible assets	17,600	18,384	18,384	1,256	1,954
Other costs of operations	377,013	238,059	331,304	173,684	200,850
Total other expense	1,408,288	1,279,253	1,403,154	959,741	927,500
Income before income taxes	1,010,623	847,517	277,663	475,320	599,930
Applicable income taxes	245,252	200,921	60,141	113,146	141,962
Net income	$765,371	646,596	217,522	362,174	457,968

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2022	2021	Change
ASSETS
Cash and due from banks	$1,517,244	1,337,577	13%
Interest-bearing deposits at banks	24,958,719	41,872,304	-40
Federal funds sold and agreements to resell securities	3,000	—	—
Trading account	117,847	49,745	137
Investment securities	25,210,871	7,155,860	252
Loans and leases:
Commercial, financial, etc.	41,850,566	23,473,324	78
Real estate - commercial	45,364,571	35,389,730	28
Real estate - consumer	23,755,947	16,074,445	48
Consumer	20,593,079	17,974,953	15
Total loans and leases, net of unearned discount	131,564,163	92,912,452	42
Less: allowance for credit losses	1,925,331	1,469,226	31
Net loans and leases	129,638,832	91,443,226	42
Goodwill	8,490,089	4,593,112	85
Core deposit and other intangible assets	209,374	3,998	—
Other assets	10,583,865	8,651,338	22
Total assets	$200,729,841	155,107,160	29%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$65,501,860	60,131,480	9%
Interest-bearing deposits	98,013,008	71,411,929	37
Total deposits	163,514,868	131,543,409	24
Short-term borrowings	3,554,951	47,046	—
Accrued interest and other liabilities	4,377,495	2,127,931	106
Long-term borrowings	3,964,537	3,485,369	14
Total liabilities	175,411,851	137,203,755	28
Shareholders' equity:
Preferred	2,010,600	1,750,000	15
Common	23,307,390	16,153,405	44
Total shareholders' equity	25,317,990	17,903,405	41
Total liabilities and shareholders' equity	$200,729,841	155,107,160	29%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$1,517,244	2,255,810	1,688,274	1,411,460	1,337,577
Interest-bearing deposits at banks	24,958,719	25,391,528	33,437,454	36,025,382	41,872,304
Federal funds sold and agreements to resell securities	3,000	—	250,250	—	—
Trading account	117,847	129,672	133,855	46,854	49,745
Investment securities	25,210,871	24,603,765	22,801,717	9,356,832	7,155,860
Loans and leases:
Commercial, financial, etc.	41,850,566	38,807,949	39,108,676	23,496,017	23,473,324
Real estate - commercial	45,364,571	46,138,665	46,795,139	34,553,558	35,389,730
Real estate - consumer	23,755,947	23,074,280	22,767,107	15,595,879	16,074,445
Consumer	20,593,079	20,204,693	19,815,198	18,162,938	17,974,953
Total loans and leases, net of unearned discount	131,564,163	128,225,587	128,486,120	91,808,392	92,912,452
Less: allowance for credit losses	1,925,331	1,875,591	1,823,790	1,472,359	1,469,226
Net loans and leases	129,638,832	126,349,996	126,662,330	90,336,033	91,443,226
Goodwill	8,490,089	8,501,357	8,501,357	4,593,112	4,593,112
Core deposit and other intangible assets	209,374	226,974	245,358	2,742	3,998
Other assets	10,583,865	10,496,377	10,312,294	8,091,137	8,651,338
Total assets	$200,729,841	197,955,479	204,032,889	149,863,552	155,107,160

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$65,501,860	73,023,271	72,375,515	58,520,366	60,131,480
Interest-bearing deposits	98,013,008	90,822,117	97,982,881	67,798,347	71,411,929
Total deposits	163,514,868	163,845,388	170,358,396	126,318,713	131,543,409
Short-term borrowings	3,554,951	917,806	1,119,321	50,307	47,046
Accrued interest and other liabilities	4,377,495	4,476,456	3,743,278	2,174,925	2,127,931
Long-term borrowings	3,964,537	3,459,336	3,017,363	3,443,587	3,485,369
Total liabilities	175,411,851	172,698,986	178,238,358	131,987,532	137,203,755
Shareholders' equity:
Preferred	2,010,600	2,010,600	2,010,600	1,750,000	1,750,000
Common	23,307,390	23,245,893	23,783,931	16,126,020	16,153,405
Total shareholders' equity	25,317,990	25,256,493	25,794,531	17,876,020	17,903,405
Total liabilities and shareholders' equity	$200,729,841	197,955,479	204,032,889	149,863,552	155,107,160

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2022 from		December 31,				Change
Dollars in millions	2022		2021		2022		December 31,	September 30,	2022		2021		in
	Balance	Rate	Balance	Rate	Balance	Rate	2021	2022	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$25,089	3.75%	44,316	.15%	30,752	2.23%	-43%	-18%	$33,435	1.52%	35,829	.13%	-7%
Federal funds sold and agreements to resell securities	—	4.32	—	.47	29	.55	—	-99	70	.43	167	.12	-58
Trading account	122	2.13	50	1.62	131	1.78	144	-7	109	1.49	50	1.89	119
Investment securities	25,297	2.77	6,804	2.12	23,945	2.62	272	6	19,897	2.59	6,409	2.20	210
Loans and leases, net of unearned discount
Commercial, financial, etc.	40,038	5.76	22,330	3.65	38,321	4.87	79	4	34,926	4.68	25,191	3.58	39
Real estate - commercial	45,690	5.06	36,717	3.89	46,282	4.49	24	-1	43,576	4.35	37,321	3.96	17
Real estate - consumer	23,334	3.92	16,290	3.53	22,962	3.84	43	2	21,257	3.75	16,770	3.55	27
Consumer	20,344	5.28	17,913	4.31	19,960	4.76	14	2	19,538	4.65	17,331	4.43	13
Total loans and leases, net	129,406	5.12	93,250	3.87	127,525	4.55	39	1	119,297	4.41	96,613	3.90	23
Total earning assets	179,914	4.60	144,420	2.64	182,382	3.90	25	-1	172,808	3.64	139,068	2.84	24
Goodwill	8,494		4,593		8,501		85	—	7,537		4,593		64
Core deposit and other intangible assets	218		5		236		—	-8	179		8		—
Other assets	9,966		8,704		10,012		14	—	9,728		9,000		8
Total assets	$198,592		157,722		201,131		26%	-1%	$190,252		152,669		25%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$87,068	.76	70,518	.04	89,360	.31	23%	-3%	$84,753	.32	70,879	.05	20%
Time deposits	6,182	1.29	2,914	.40	5,050	.09	112	22	4,850	.49	3,263	.57	49
Deposits at Cayman Islands office	—	—	—	—	—	—	—	—	—	—	181	.11	-100
Total interest-bearing deposits	93,250	.80	73,432	.05	94,410	.29	27	-1	89,603	.33	74,323	.07	21
Short-term borrowings	1,632	3.24	58	.01	913	1.16	—	79	936	2.08	68	.01	—
Long-term borrowings	3,753	4.65	3,441	1.77	3,281	3.67	9	14	3,440	3.23	3,537	1.76	-3
Total interest-bearing liabilities	98,635	.98	76,931	.12	98,604	.41	28	—	93,979	.45	77,928	.14	21
Noninterest-bearing deposits	70,218		61,012		72,861		15	-4	68,888		55,666		24
Other liabilities	4,393		2,166		4,001		103	10	3,575		2,166		65
Total liabilities	173,246		140,109		175,466		24	-1	166,442		135,760		23
Shareholders' equity	25,346		17,613		25,665		44	-1	23,810		16,909		41
Total liabilities and shareholders' equity	$198,592		157,722		201,131		26%	-1%	$190,252		152,669		25%

Net interest spread		3.62		2.52		3.49				3.19		2.70
Contribution of interest-free funds		.44		.06		.19				.20		.06
Net interest margin		4.06%		2.58%		3.68%				3.39%		2.76%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2022	2021	2022	2021
Income statement data
In thousands, except per share
Net income
Net income	$765,371	457,968	1,991,663	1,858,746
Amortization of core deposit and other intangible assets (1)	13,559	1,447	42,771	7,532
Merger-related expenses (1)	33,429	16,062	431,576	33,560
Net operating income	$812,359	475,477	2,466,010	1,899,838

Earnings per common share
Diluted earnings per common share	$4.29	3.37	11.53	13.80
Amortization of core deposit and other intangible assets (1)	.08	.01	.26	.06
Merger-related expenses (1)	.20	.12	2.63	.25
Diluted net operating earnings per common share	$4.57	3.50	14.42	14.11

Other expense
Other expense	$1,408,288	927,500	5,050,436	3,611,623
Amortization of core deposit and other intangible assets	(17,600)	(1,954)	(55,624)	(10,167)
Merger-related expenses	(45,113)	(21,190)	(338,321)	(43,860)
Noninterest operating expense	$1,345,575	904,356	4,656,491	3,557,596
Merger-related expenses
Salaries and employee benefits	$3,670	112	102,150	176
Equipment and net occupancy	2,294	340	6,709	341
Outside data processing and software	2,193	250	5,438	1,119
Advertising and marketing	5,258	337	9,262	866
Printing, postage and supplies	2,953	186	6,786	2,965
Other costs of operations	28,745	19,965	207,976	38,393
Other expense	45,113	21,190	338,321	43,860
Provision for credit losses	—	—	242,000	—
Total	$45,113	21,190	580,321	43,860
Efficiency ratio
Noninterest operating expense (numerator)	$1,345,575	904,356	4,656,491	3,557,596
Taxable-equivalent net interest income	$1,840,759	937,356	5,861,128	3,839,509
Other income	681,537	578,637	2,356,603	2,166,994
Less: Gain (loss) on bank investment securities	(3,773)	1,426	(5,686)	(21,220)
Denominator	$2,526,069	1,514,567	8,223,417	6,027,723
Efficiency ratio	53.3%	59.7%	56.6%	59.0%
Balance sheet data
In millions
Average assets
Average assets	$198,592	157,722	190,252	152,669
Goodwill	(8,494)	(4,593)	(7,537)	(4,593)
Core deposit and other intangible assets	(218)	(5)	(179)	(8)
Deferred taxes	54	1	43	2
Average tangible assets	$189,934	153,125	182,579	148,070
Average common equity
Average total equity	$25,346	17,613	23,810	16,909
Preferred stock	(2,011)	(1,750)	(1,946)	(1,438)
Average common equity	23,335	15,863	21,864	15,471
Goodwill	(8,494)	(4,593)	(7,537)	(4,593)
Core deposit and other intangible assets	(218)	(5)	(179)	(8)
Deferred taxes	54	1	43	2
Average tangible common equity	$14,677	11,266	14,191	10,872
At end of quarter
Total assets
Total assets	$200,730	155,107
Goodwill	(8,490)	(4,593)
Core deposit and other intangible assets	(209)	(4)
Deferred taxes	51	1
Total tangible assets	$192,082	150,511
Total common equity
Total equity	$25,318	17,903
Preferred stock	(2,011)	(1,750)
Common equity	23,307	16,153
Goodwill	(8,490)	(4,593)
Core deposit and other intangible assets	(209)	(4)
Deferred taxes	51	1
Total tangible common equity	$14,659	11,557

(1) After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Income statement data
In thousands, except per share
Net income
Net income	$765,371	646,596	217,522	362,174	457,968
Amortization of core deposit and other intangible assets (1)	13,559	14,141	14,138	933	1,447
Merger-related expenses (1)	33,429	39,293	345,962	12,892	16,062
Net operating income	$812,359	700,030	577,622	375,999	475,477

Earnings per common share
Diluted earnings per common share	$4.29	3.53	1.08	2.62	3.37
Amortization of core deposit and other intangible assets (1)	.08	.08	.08	.01	.01
Merger-related expenses (1)	.20	.22	1.94	.10	.12
Diluted net operating earnings per common share	$4.57	3.83	3.10	2.73	3.50

Other expense
Other expense	$1,408,288	1,279,253	1,403,154	959,741	927,500
Amortization of core deposit and other intangible assets	(17,600)	(18,384)	(18,384)	(1,256)	(1,954)
Merger-related expenses	(45,113)	(53,027)	(222,809)	(17,372)	(21,190)
Noninterest operating expense	$1,345,575	1,207,842	1,161,961	941,113	904,356
Merger-related expenses
Salaries and employee benefits	$3,670	13,094	85,299	87	112
Equipment and net occupancy	2,294	2,106	502	1,807	340
Outside data processing and software	2,193	2,277	716	252	250
Advertising and marketing	5,258	2,177	1,199	628	337
Printing, postage and supplies	2,953	651	2,460	722	186
Other costs of operations	28,745	32,722	132,633	13,876	19,965
Other expense	45,113	53,027	222,809	17,372	21,190
Provision for credit losses	—	—	242,000	—	—
Total	$45,113	53,027	464,809	17,372	21,190
Efficiency ratio
Noninterest operating expense (numerator)	$1,345,575	1,207,842	1,161,961	941,113	904,356
Taxable-equivalent net interest income	$1,840,759	1,690,518	1,422,443	907,408	937,356
Other income	681,537	563,079	571,100	540,887	578,637
Less: Gain (loss) on bank investment securities	(3,773)	(1,108)	(62)	(743)	1,426
Denominator	$2,526,069	2,254,705	1,993,605	1,449,038	1,514,567
Efficiency ratio	53.3%	53.6%	58.3%	64.9%	59.7%
Balance sheet data
In millions
Average assets
Average assets	$198,592	201,131	208,865	151,648	157,722
Goodwill	(8,494)	(8,501)	(8,501)	(4,593)	(4,593)
Core deposit and other intangible assets	(218)	(236)	(254)	(3)	(5)
Deferred taxes	54	56	60	1	1
Average tangible assets	$189,934	192,450	200,170	147,053	153,125
Average common equity
Average total equity	$25,346	25,665	26,090	17,894	17,613
Preferred stock	(2,011)	(2,011)	(2,011)	(1,750)	(1,750)
Average common equity	23,335	23,654	24,079	16,144	15,863
Goodwill	(8,494)	(8,501)	(8,501)	(4,593)	(4,593)
Core deposit and other intangible assets	(218)	(236)	(254)	(3)	(5)
Deferred taxes	54	56	60	1	1
Average tangible common equity	$14,677	14,973	15,384	11,549	11,266
At end of quarter
Total assets
Total assets	$200,730	197,955	204,033	149,864	155,107
Goodwill	(8,490)	(8,501)	(8,501)	(4,593)	(4,593)
Core deposit and other intangible assets	(209)	(227)	(245)	(3)	(4)
Deferred taxes	51	54	57	1	1
Total tangible assets	$192,082	189,281	195,344	145,269	150,511
Total common equity
Total equity	$25,318	25,256	25,795	17,876	17,903
Preferred stock	(2,011)	(2,011)	(2,011)	(1,750)	(1,750)
Common equity	23,307	23,245	23,784	16,126	16,153
Goodwill	(8,490)	(8,501)	(8,501)	(4,593)	(4,593)
Core deposit and other intangible assets	(209)	(227)	(245)	(3)	(4)
Deferred taxes	51	54	57	1	1
Total tangible common equity	$14,659	14,571	15,095	11,531	11,557

(1) After any related tax effect.